NSAR ITEM 77O

                                VKAC Bond Fund
                              10f-3 Transactions


UNDERWRITING #   UNDERWRITING             PURCHASED FROM   AMOUNT OF SHARES   % OF UNDERWRITING   DATE OF PURCHASE
                                                               PURCHASED

      1          Raytheon                  Bear Stearns            500,000         0.017%             08/07/97
      2          Raytheon                  First Boston            250,000         0.008%             08/07/97
      3          Cablevision Systems       Merrill Lynch         1,250,000         0.250%             12/05/97


Other Firms participating in Underwriting:

Underwriting for #1 & 2
-----------------------

Bear, Stearns & Co., Inc.
Credit Suisse First Boston Corporation
Morgan Stanley & Co., Incorporated
Goldman, Sachs & Co.
Merrill Lynch, Inc.
J.P. Morgan Securities Inc.
Chase Securities Inc.
Lehman Brothers Inc.
Salomon Brothers Inc.
ABN AMRO Chicago Corp.
BancAmerica Securities, Inc.
BT Securities Corp.
CIBC Wood Gundy Securities Corp.
Citicorp Securities, Inc.
Deutsche Morgan Grenfell Inc.
First Chicago Capital Markets, Inc.
SBC Warburg Inc.
Scotia Capital Markets Inc.
UBS Securities LLC
Blaylock & Partners, L.P.
Muriel Siebert & Co. Inc.

Underwriting for #3
-------------------

Bear, Stearns & Co., Inc.
Merrill Lynch, Inc.
Morgan Stanley & Co., Inc.